     As filed with the Securities and Exchange Commission on June 14, 2000
                                                  Registration No. 333-________

===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3


                             Registration Statement
                                     Under
                           The Securities Act of 1933


                          FLORIDA PROGRESS CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)


         Florida                                        59-2147112
         -------                                        ----------
(State of Incorporation)                   (I.R.S. Employer Identification No.)


                               One Progress Plaza
                         St. Petersburg, Florida 33701
                        Telephone number: (727) 824-6400
                        --------------------------------
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


                           Pamela A. Saari, Treasurer
                          Florida Progress Corporation
                               One Progress Plaza
                            St. Petersburg, FL 33701
                        Telephone number: (727) 820-5871
                        --------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


                                                                  Proposed
Title of Each                                  Proposed           maximum
Class of                                        Maximum           aggregate       Amount of
Securities to            Amount to           Offering Price       offering       Registration
be registered         be registered(1)         Per unit(2)        price(2)           Fee
----------------------------------------------------------------------------------------------

Common Stock,
without
par value(2)(3)         500,000 Shs.            $47.65625         $23,828,125       $6,291

Rights to purchase
units of Series A
Junior Participating
Preferred Stock              (3)                   (4)                (4)             (5)

(1) Pursuant to Rule 416, this Registration Statement also relates to such indeterminate number of additional securities as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events. Pursuant to Rule 429 under the Securities Act, the prospectus relating to this registration statement will be used as a combined prospectus in connection with this registration statement and the Registration Statement on Form S-3 (No. 333-07853), that was filed with the Commission on July 10, 1996 (the "Earlier Registration Statement"), as to which 30,696 shares of Common Stock remain unsold. This Registration Statement shall also constitute post-effective Amendment No. 1 to the Earlier Registration Statement, which shall become effective concurrently with this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), and based on the average of the high and low sales prices of the Common Stock in New York Stock Exchange Composite Transactions on June 12, 2000.

(3) The rights ("Rights") to purchase units of Series A Junior Participating Preferred Stock ("Series A Preferred") presently are attached to and will trade with the Common Stock. Each share of Common Stock presently has associated with it approximately two-thirds of one Right to purchase one one-hundredth of a share of Series A Preferred, subject to adjustment.

(4) The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(5) Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the registration fee for the Common Stock.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Legend for left hand margin of cover of prospectus:

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale of these securities is not permitted.

Heading for top of Prospectus, in red:

                   SUBJECT TO COMPLETION DATED June 14, 2000

PROSPECTUS

                          FLORIDA PROGRESS CORPORATION
                            PROGRESS PLUS STOCK PLAN

         The Progress Plus Stock Plan (the "Plan") of Florida Progress Corporation (the "Company") provides shareholders of Florida Progress Corporation Common Stock, without par value (the "Common Stock"), with an economical and convenient method of purchasing additional shares of Common Stock. In addition, NONSHAREHOLDERS WHO ARE RESIDENTS OF THE STATE OF FLORIDA may enroll in the Plan by making an initial cash investment. EMPLOYEES OF THE COMPANY AND ITS SUBSIDIARIES may also purchase Common Stock through automatic payroll deductions. See "DESCRIPTION OF THE PLAN" beginning on page 4 for further information concerning the Plan.

         Investment options offered under the Plan are:

         FULL DIVIDEND REINVESTMENT--Reinvest cash dividends on all Registered Shares of Common Stock held by you in certificate form and all shares credited to your Plan account.

         PARTIAL DIVIDEND REINVESTMENT--Receive cash dividends by check on a portion of the Registered Shares held by you and/or a portion of the whole shares of Common Stock credited to your Plan account and reinvest the cash dividends on the remainder of your shares.

         CASH INVESTMENTS ONLY--Cash investments may be made at any time, up to $100,000 per calendar year, with or without reinvesting dividends.

         Cash dividends, cash investments and payroll deductions will be used to purchase shares of Common Stock which, at the option of the Company, will be either newly issued or will be purchased on behalf of Plan Participants in the open market by an Independent Agent.

         The price of newly issued shares will be the average of the high and low sales prices of the Company's Common Stock as discussed in Question 17. The price of shares purchased in the open market will be the weighted average price at which the Independent Agent acquires the shares as also discussed in Question 17.

         This Prospectus relates to 530,696 shares of Common Stock of the Company and should be retained for future reference.


                                --------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 --------------


                  THE DATE OF THIS PROSPECTUS IS JUNE __, 2000


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain filed documents from commercial document retrieval services (some of which also provide on-line delivery). In addition, the Common Stock of the Company is listed on, and reports, proxy material and other information concerning the Company may be inspected at, the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the SEC (File No. 1-8349), as amended, are incorporated herein by reference:

         1. Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the SEC on March 30, 2000.

         2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed with the SEC on May 15, 2000.

         3. Current Reports on Form 8-K dated January 27, February 24 and April 27, 2000, as filed with the SEC on January 31, February 25 and April 27, 2000.

         4. The description of the Common Stock of the Company contained in Item 4 of the Company's Registration Statement on Form 8-B (No. 1-8349), that was filed with the SEC on May 21, 1982 and declared effective on July 6, 1982, as updated by the following reports of the Company, each of which is also incorporated herein by reference: Part II, Item 2 of Quarterly Report on Form 10-Q for the quarter ended March 31, 1985 that was filed with the SEC on May 14, 1985; Part II, Item 4 of Quarterly Report on Form 10-Q for the quarter ended March 31, 1990 that was filed with the SEC on May 14, 1990; the description of the Company's Common Stock that is contained under the heading "Description of Capital Stock" in the Company's Registration Statement on Form S-3 (No. 33-51573) that was filed with the SEC on December 17, 1993 and declared effective on December 28, 1993; Item 5 of the Current Report on Form 8-K dated November 21, 1991 that was filed with the SEC on November 27, 1991; and the Registration Statement on Form 8-A/A dated August 30, 1999, as filed with the SEC on August 30, 1999.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus from the date of filing of such documents.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: FLORIDA PROGRESS CORPORATION, INVESTOR RELATIONS, P.O. BOX 14042, ST. PETERSBURG, FLORIDA 33733 OR TELEPHONE TOLL FREE 1-800-937-2640.

                                  THE COMPANY

         Florida Progress Corporation is a diversified electric utility holding company headquartered in St. Petersburg, Florida and was incorporated in Florida on January 21, 1982. The Company's primary subsidiary is Florida Power Corporation ("Florida Power"). Florida Power was incorporated in Florida in 1899 and is an operating utility engaged in the generation, purchase, transmission, distribution and sale of electricity primarily within the State of Florida. Florida Power's service area covers about 20,000 square miles in central and northern Florida and along the west coast of the state and includes St. Petersburg and Clearwater as well as the areas surrounding Walt Disney World, Orlando, Ocala and Tallahassee.

         The Company's diversified operations are owned directly or indirectly through Progress Capital Holdings, Inc. ("PCH"), a Florida corporation and wholly owned subsidiary of the Company that was incorporated in 1988. PCH holds the capital stock of, and provides funding for, the Company's diversified subsidiaries. Its principal subsidiary is Electric Fuels Corporation. Formed in 1976, Electric Fuels is a coal mining and transportation services company serving utility and industrial companies, including Florida Power. The three primary segments of Electric Fuels are: Energy and Related Services, Rail Services and Inland Marine Transportation.

         Florida Progress has entered into an Amended and Restated Agreement and Plan of Exchange dated as of August 22, 1999, Amended and Restated as of March 3, 2000 (the "Agreement"), with Carolina Power & Light Company ("CP&L"), and CP&L Energy, a wholly owned subsidiary of CP&L. CP&L is in the process of restructuring whereby CP&L Energy will become the holding company of CP&L. Under the terms of the Agreement, all of the outstanding shares of Florida Progress will be acquired by CP&L Energy in a statutory share exchange. The transaction has been approved by the Boards of Directors of Florida Progress, CP&L Energy and CP&L, and is expected to close in the fall of 2000, but is subject to certain conditions, including approval by the shareholders of Florida Progress and CP&L, and the approval or regulatory review by certain state and federal government agencies.

         The Company has its principal offices at One Progress Plaza, St. Petersburg, Florida 33701, and its telephone number is (727) 824-6400.


                                USE OF PROCEEDS

         Since the requirements of Plan Participants may be satisfied by either the issuance of new shares of Common Stock by the Company, or the purchase of shares of Common Stock by the Independent Agent in the open market, the number of shares of Common Stock, if any, that the Company ultimately will sell under the Plan, or the prices at which such shares will be sold, is not known. If new shares of Common Stock are issued by the Company under the Plan, the proceeds from the sale will be used for working capital or other general corporate purposes. If shares are purchased by the Independent Agent in the open market, the Company will not receive any proceeds.


                            DESCRIPTION OF THE PLAN

         The following, which is set forth in question and answer form, constitutes a complete statement of the Plan:

                                  DEFINITIONS

         AUTHORIZATION CARD -- The card to be completed by a registered shareholder of the Company's Common Stock to participate in the Plan.

         BUSINESS DAY -- Any day on which the New York Stock Exchange is open for the business of trading securities.

         COMMON DIVIDEND -- The cash dividend payable on Registered Shares.

         DIVIDEND PAYMENT DATE -- The date on which dividends are payable on the Company's Common Stock, usually the 20th day of March, June, September and December.

         DIVIDEND RECORD DATE -- The date on which a person or entity must be a registered shareholder of Common Stock in order to receive dividends, usually the 5th day of March, June, September and December.

         ENROLLMENT FORM -- The form to be completed by a non-shareholder resident of the State of Florida in order to enroll in the Plan.

         INDEPENDENT AGENT -- The agent appointed by the Company from time to time, who acts on behalf of Plan Participants in buying Common Stock on the open market if the Company elects not to satisfy the requirements of Plan Participants with newly issued shares. The Independent Agent will also sell Plan Shares for Participants, upon written request directed to the Plan Administrator.

         INVESTMENT DATE -- The date on which shares of Common Stock are acquired under the Plan. Currently, the Investment Date is the 20th day of each month, unless such day is not a Business Day, in which case the Investment Date is the next succeeding Business Day. If the Company is using the Independent Agent to purchase stock for the Plan on the open market, and in the unlikely event that the Independent Agent requires more than one day to do so, the Investment Date will be the day on which the Independent Agent completes the purchases.

         INVESTOR RELATIONS -- The Investor Relations Department of the
         Company.

         PARTICIPANT -- An individual or entity that has submitted an Authorization Card, Payroll Deduction Authorization Card or Enrollment Form, had such card or form approved by the Plan Administrator and enrolled in the Plan.

         PAYROLL DEDUCTION AUTHORIZATION CARD -- The card to be completed by employees of the Company in order to participate in the Plan.

         PLAN ADMINISTRATOR -- Fleet National Bank, which has been appointed by the Company to assist in administering the Plan. The Plan Administrator also serves as transfer agent, registrar and dividend paying agent for the Company's Common Stock. EquiServe Limited Partnership serves as service agent for the Company's transfer agent.

         PLAN DIVIDEND -- The cash dividend payable on shares of Common Stock held by the Plan Administrator in your Plan account.

         PLAN SHARES -- The shares of Common Stock held by the Plan Administrator in a Participant's Plan account.

         REGISTERED SHARES -- The shares of Common Stock for which a Participant holds a stock certificate.

         SAFEKEEPING SERVICE -- The service allowing Plan Participants to deposit any or all of their Common Stock certificates with the Plan Administrator for credit to their Plan account.

         SUBSIDIARIES -- All entities that are controlled by the Company through direct or indirect ownership of a majority of such entities' voting shares.

PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The Plan offers shareholders, non-shareholders who are residents of the State of Florida, and employees of the Company and its Subsidiaries a convenient and economical way to purchase the Company's Common Stock. Once you are enrolled in the Plan, cash dividends, as well as any cash investments and/or payroll deductions, may be used to purchase shares of Common Stock (both whole and fractional shares).

YOU SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN.

ADVANTAGES AND FEATURES

2.       WHAT ARE SOME OF THE ADVANTAGES AND FEATURES OF THE PLAN?

         -- You may elect to have your cash dividends on all or a portion of your shares of Common Stock automatically reinvested.

         -- You may make cash investments of up to $100,000 per calendar year for the purchase of Common Stock.

         -- Non-shareholders who are residents of the State of Florida may enroll in the Plan by making a minimum initial cash investment to purchase Common Stock under the terms of the Plan.

         -- Employees of the Company and its Subsidiaries may purchase shares of Common Stock through automatic payroll deductions.

         -- A full investment of funds is possible under the Plan because both full and fractional shares will be credited to your Plan account.

         -- You may deposit all of your certificates of Common Stock with the Plan Administrator for safekeeping and credit to your Plan account.

         -- You will receive a statement of account as soon as practicable following each Investment Date on which shares are purchased.

         -- You will receive a quarterly statement of account with a record of your year-to-date activity as soon as practicable following each Dividend Payment Date.

         -- Statements of account are your continuing record of transactions and should be retained for tax purposes.

ADMINISTRATION

3.       WHO ADMINISTERS THE PLAN?

         Administration of the Plan is shared between the Company, the Plan Administrator and the Independent Agent. The Plan Administrator will administer the Plan, keep a continuous record of your participation and send you a periodic statement of your account. If the Company elects to meet the requirements of Plan Participants by purchasing shares of Common Stock in the open market, the Independent Agent will act on behalf of Participants in buying such shares. The Plan Administrator, working through the Independent Agent, will sell Plan Shares for Participants upon written request.

         The Company reserves the right to interpret and regulate the Plan as deemed necessary or desirable. The Company, the Plan Administrator and the Independent Agent will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a Participant's account upon the Participant's death prior to receipt of written notice of such death, or
(b) with respect to the prices or times at which shares are purchased or sold for Participants (except that the Company understands that in the opinion of the Securities and Exchange Commission, this limitation of liability is not effective to limit liabilities under the Securities Act of 1933 or other applicable federal securities laws).

4.       WHO SHOULD I CONTACT WITH QUESTIONS CONCERNING THE PLAN AND ITS
         ADMINISTRATION?

         You may contact the Plan Administrator with questions concerning the Plan by writing to:

                  Equiserve
                  P.O. Box 8040
                  Boston, MA 02266-8040

or by calling the Plan Administrator toll free at 1-800-352-1121 between the hours of 8:00 a.m. and 6:00 p.m. Eastern Time. The Plan Administrator also maintains a home page on the Internet's World Wide Web at http://www.equiserve.com.

         To request copies of the Company's Annual Report on Form 10-K (or other documents incorporated by reference in this Prospectus), or with questions concerning the Payroll Deduction Authorization Card and employee participation in the Plan, you may contact the Company's Investor Relations department by writing to:

                  Florida Progress Corporation
                  Investor Relations
                  P.O. Box 14042
                  St. Petersburg, FL 33733

or by calling Investor Relations toll free at 1-800-937-2640.

5.       MAY THE PLAN BE MODIFIED OR DISCONTINUED?

         The Company reserves the right to suspend, modify or discontinue the Plan at any time. Any suspension, major modification or discontinuance of the Plan will be announced by the Company to all registered holders of its Common Stock and employees, including both Plan Participants and non-participants.

PARTICIPATION

6.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         All registered holders of the Company's Common Stock, non-shareholders who are residents of the State of Florida, and employees of the Company and its Subsidiaries are eligible to participate in the Plan.

7.       HOW DOES A REGISTERED SHAREHOLDER OF THE COMPANY'S COMMON STOCK
         PARTICIPATE?

         If you are a registered shareholder of the Company's Common Stock, you may join the Plan at any time by completing the Authorization Card and returning it to the Plan Administrator. If your shares are registered in a name other than your own (e.g., in the name of a broker or bank nominee), then in order to participate in the Plan, you either must become a shareholder of record by having your shares transferred into your name, or must request that the record holder of your shares participate in the Plan on your behalf.

         The Authorization Card allows you to decide the extent to which you want to participate in the Plan. By checking the appropriate box you may select:

         -- FULL DIVIDEND REINVESTMENT -- Reinvest cash dividends on all
            Registered Shares of Common Stock held by you and on all shares credited to your Plan account. Cash investments may also be made at any time.

         -- PARTIAL DIVIDEND REINVESTMENT -- Receive cash dividends by check on a portion of your Registered Shares held by you and/or a portion of the whole shares credited to your Plan account and reinvest the cash dividends on the remainder of your shares. Cash investments may also be made at any time.

         -- CASH INVESTMENTS ONLY -- Make cash investments at any time and continue to receive cash dividends by check on all Registered Shares of Common Stock held by you and on all shares credited to your Plan account.

         The Authorization Card also provides for the appointment of the Independent Agent to purchase shares on your behalf.

         An Authorization Card and Plan Prospectus will be furnished to you at any time upon request to the Plan Administrator.

8. HOW DOES A NON-SHAREHOLDER WHO IS A RESIDENT OF THE STATE OF FLORIDA PARTICIPATE?

         After being furnished with the Plan Prospectus, a Florida resident may apply for enrollment in the Plan by completing and returning the Enrollment Form to the Plan Administrator, together with a check in an amount not less than $100 nor more than $100,000, made payable to "EquiServe."

         The Enrollment Form requires you to provide verification of Florida residency, and to appoint the Independent Agent to purchase shares on your behalf. It also allows you to decide the amount of your initial investment, which will be used to purchase full and fractional shares of the Company's Common Stock. All cash dividends credited to your Plan account will be fully reinvested and used to purchase additional shares of Common Stock, unless and until you notify the Company otherwise (see Questions 26 and 27).

9.       HOW DOES AN EMPLOYEE PARTICIPATE?

         Any employee of the Company and its Subsidiaries may join the Plan at any time by completing the Payroll Deduction Authorization Card and returning it to Investor Relations.

         The Payroll Deduction Authorization Card allows you to decide the dollar amount to be deducted from your pay each month. The monthly deductions will be used to purchase full and fractional shares of the Company's Common Stock. All cash dividends credited to your Plan account will be fully reinvested and used to purchase additional share of Common Stock, unless and until you notify the Company otherwise (see Questions 26 and 27). The Payroll Deduction Authorization Card also provides for the appointment of the Independent Agent to purchase shares on your behalf.

         Payroll Deduction Authorization Cards will be furnished to you at any time upon request to Investor Relations. The completed card must be returned by the 20th day of the month in order to participate on the Investment Date of the next succeeding month.

         Payroll deduction authorizations will be for an indefinite period of time. The employee must specify the amount to be withheld each month. The minimum monthly deduction is $10.

         Payroll deductions will be invested as of the Investment Date of the same month.

DIVIDEND REINVESTMENT

10.      HOW AND WHEN WILL CASH DIVIDENDS BE REINVESTED?

         If you have elected to reinvest your cash dividends on your Registered and/or Plan Shares, those dividends will be reinvested in additional shares of the Company's Common Stock. At the option of the Company, reinvested dividends will be used either to purchase authorized but unissued shares from the Company, or shares that are purchased on the open market by the Independent Agent.

         Cash dividends payable on any Dividend Payment Date which are to be reinvested will be reinvested on the current monthly Investment Date. If the Company has elected to meet the requirements of the Plan with Common Stock purchased in the open market, the Independent Agent will determine the exact timing of such purchases and the number of shares to be purchased, depending on the amount of reinvested dividends, market conditions and the requirements of federal securities laws. The price for open market purchases is explained in Question 17.

         If the Company elects to issue authorized but unissued shares of its Common Stock, these shares will be credited to your Plan account as of the Investment Date. The price for these shares is explained in Question 17.

         If a Participant's Authorization Card is received by the Plan Administrator on or before the Dividend Record Date for the next dividend payment, then the dividends payable will be used to purchase additional shares of Common Stock on the upcoming Investment Date.

         If the Authorization Card is received after the Dividend Record Date for the next dividend payment, the reinvestment of dividends will start with the next succeeding dividend payment.

CASH INVESTMENTS

11.      WHO IS ELIGIBLE TO MAKE CASH INVESTMENTS?

         All Plan Participants, whether or not they have authorized the reinvestment of dividends, are eligible to make cash investments.

12.      HOW ARE CASH INVESTMENTS MADE?

         An initial cash investment may be made when enrolling by enclosing a check with your Authorization Card, Payroll Deduction Authorization Card or Enrollment Form. CHECKS SHOULD BE MADE PAYABLE TO "EQUISERVE" and returned in the envelope provided. Thereafter, cash investments may be submitted by using the cash payment form attached to the statement of account, which will be sent to you by the Plan Administrator. You may also send in a check without this form; HOWEVER, YOUR PLAN ACCOUNT NUMBER MUST BE INCLUDED ON YOUR CHECK.

         If you choose to participate by cash investments only, the Company, acting through the Plan Administrator, will pay cash dividends by check on your Registered Shares and Plan Shares purchased with your cash investments. If employee Participants choose to participate by cash investments only, they must terminate their payroll deductions (see Question 29).

13.      WHAT ARE THE LIMITATIONS ON MAKING CASH INVESTMENTS?

         The option to make cash investments is available to you at any time. CASH INVESTMENTS, INCLUDING PAYROLL DEDUCTION AMOUNTS, CANNOT BE LESS THAN $10 PER PAYMENT AND CANNOT EXCEED A TOTAL OF $100,000 PER CALENDAR YEAR. THE MINIMUM INITIAL INVESTMENT FOR NON-SHAREHOLDER RESIDENTS OF THE STATE OF FLORIDA IS $100. The same amount of money need not be sent for each Investment Date and there is no obligation to make an investment each Investment Date.

14.      WHEN WILL CASH INVESTMENTS BE INVESTED?

         Cash investments will be invested monthly on the Investment Date. If the Company has elected to meet the requirements of the Plan with Common Stock purchased in the open market, the Independent Agent will determine the exact timing of such purchases and the number of shares to be purchased, depending on the amount of cash investments, market conditions and the requirements of federal securities laws. The price for open market purchases is explained in Question 17. Cash received on or after an Investment Date will be held by the Plan Administrator until, and will be invested on, the next Investment Date. SINCE NO INTEREST WILL BE PAID ON ANY CASH PAYMENTS RECEIVED AND HELD BY THE PLAN ADMINISTRATOR

PENDING INVESTMENT ON THE NEXT INVESTMENT DATE, YOU ARE URGED TO SEND THEM SHORTLY BEFORE AN INVESTMENT DATE. HOWEVER, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE THAT YOUR CASH INVESTMENT WILL BE RECEIVED AT LEAST ONE BUSINESS DAY PRIOR TO AN INVESTMENT DATE.

         In order for dividends to be payable on shares of Common Stock purchased with cash investments, your cash must be invested no later than the monthly Investment Date prior to the next Dividend Record Date.

         Cash investments will be refunded if a written request is received by the Plan Administrator prior to the monthly Investment Date on which the cash was intended for investment.

PURCHASES

15.      HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED?

         The number of shares purchased depends on the amount of your reinvested dividends, any cash investments and the purchase price of the Common Stock. In the case of an employee participant, the number of shares purchased also depends on the amount of the employee's payroll deduction. Your Plan account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the purchase price.

16.      WHO PURCHASES THE SHARES FOR THE PLAN?

         The Company may elect to satisfy the requirements of Plan Participants with either newly issued shares of Common Stock, or shares of Common Stock purchased on the open market. If the Company elects to purchase shares of Common Stock on the open market, the Independent Agent will make all such purchases necessary to meet the requirements of the Plan. The Company does not exercise any direct or indirect control over the prices or timing of purchases made by the Independent Agent on the open market. If open market purchases are not made, the shares issued under the Plan will be from the authorized but unissued shares of Common Stock of the Company.

17.      WHAT IS THE PRICE OF SHARES PURCHASED FOR THE PLAN?

         If the Company elects to satisfy the requirements of the Plan with shares of Common Stock purchased on the open market, the price of such shares will be the weighted average price at which the Independent Agent acquires the shares plus a nominal brokerage commission and other fees. If the Company elects to satisfy the requirements of the Plan with newly issued shares of Common Stock, the price of such shares will be 100% of the average of the high and low sales prices of the Company's Common Stock, based on the New York Stock Exchange Composite Transactions on the respective Investment Date.

18.      ARE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS?

         All costs of administering the Plan will be paid by the Company, but Participants will be required to pay a nominal brokerage commission and other fees for shares purchased in the open market. Brokerage commissions will be a discounted rate which is not expected to exceed $.10 per share. The brokerage commission charged by the Independent Agent will appear on your Statement of Account.


Certain charges (see Question 31) may be incurred by Participants if they withdraw from the Plan or if the Plan is discontinued by the Company.

REPORTS TO PARTICIPANTS

19.      HOW WILL PARTICIPANTS BE ADVISED OF THEIR PURCHASES OF SHARES OF
         COMMON STOCK?

         As soon as practicable following each Investment Date on which shares are purchased, you will receive a statement of your account. These statements are your continuing record of the cost of your purchases and should be retained for tax purposes. In addition, you will receive copies of the same communications sent to every other registered shareholder of Common Stock including the Company's annual report, interim reports, notice of annual meeting and proxy statement, and certain income tax information.

CERTIFICATES

20. WILL STOCK CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK ACQUIRED UNDER THE PLAN?

         Certificates for shares of Common Stock acquired under the Plan will not be issued. Certificates will be registered in the name of the Plan Administrator or a nominee as agent for the Participant. The number of shares credited to your Plan account will be shown on your statement of account. This service protects against loss, theft or destruction of stock certificates.

         A CERTIFICATE FOR ANY NUMBER OF WHOLE SHARES UP TO THE FULL NUMBER OF SHARES CREDITED TO YOUR PLAN ACCOUNT WILL BE ISSUED TO YOU IF YOU SO REQUEST IN WRITING (see Question 31). Such request should be mailed to the Plan Administrator at the address shown in Question 4.

         Shares credited to your Plan account may not be pledged. If you wish to pledge your shares, you must request that a certificate be issued in your name. A certificate for fractional shares will not be issued under any circumstances.

21. IN WHOSE NAME WILL PLAN ACCOUNTS BE MAINTAINED AND CERTIFICATES REGISTERED WHEN ISSUED?

         A Plan account for a shareholder that enrolls in the Plan will be maintained in the shareholder's name(s) as shown on the Plan Administrator's shareholder records at the time the shareholder joins the Plan. An account for a non-shareholder resident of the State of Florida will be maintained in the name(s) indicated on the Enrollment Form. An account for an employee Participant will be maintained in the name(s) indicated on the Payroll Deduction Authorization Card. Certificates for whole shares of Common Stock will be so registered when issued, except in instances such as death. Upon written request, certificates can also be registered and issued in names other than the account name, subject to compliance with any applicable laws and the payment by the Participant of any applicable taxes, provided that the request bears the signature(s) of the Participant(s) and the signature(s) is/are medallion guaranteed by a commercial bank or member firm of the New York Stock Exchange or American Stock Exchange.

SAFEKEEPING SERVICE FOR COMMON STOCK CERTIFICATES

22. WHAT IS THE PURPOSE OF THE PLAN'S SAFEKEEPING SERVICE FOR CERTIFICATES AND HOW DOES IT WORK?

         The purpose of the Plan's Safekeeping Service is to permit Participants to deposit any or all Common Stock certificates in their possession with the Plan Administrator for safekeeping. DEPOSITED SHARES REPRESENTED BY COMMON STOCK CERTIFICATES WILL BE TRANSFERRED INTO THE NAME OF THE PLAN ADMINISTRATOR OR A NOMINEE, AS AGENT FOR PARTICIPANTS IN THE PLAN, AND WILL BE CREDITED TO THE PARTICIPANT'S PLAN ACCOUNT. Thereafter, the shares will be treated in the same manner as shares purchased through the Plan.

23.      WHAT ARE THE ADVANTAGES OF THE PLAN'S SAFEKEEPING SERVICE?

         The Plan's Safekeeping Service for stock certificates offers two significant advantages to Participants. First, the risk associated with loss of your stock certificates is eliminated. Second, because shares for safekeeping are treated in the same manner as shares purchased through the Plan, they may be sold through the Plan in a convenient and efficient manner.

24.      HOW MAY COMMON STOCK CERTIFICATES BE DEPOSITED WITH THE PLAN
         ADMINISTRATOR?

         Participants who wish to deposit their certificates of Common Stock for safekeeping should send them, unsigned, to the Plan Administrator with written instructions to deposit them to their Plan account. We recommend that securities be sent via registered mail.

25.      MAY SHARES REMAIN ON DEPOSIT IF PARTICIPATION IN THE PLAN IS
         DISCONTINUED?

         No. Upon withdrawal from the Plan, Participants must elect to receive their Plan Shares either in kind or in cash (see Questions 31 & 32).

CHANGING INVESTMENT OPTIONS

26.      MAY INVESTMENT OPTIONS BE CHANGED?

         Yes. You may make the following changes to your investment options:

         (A) Begin or stop reinvesting cash dividends on all shares or less than all shares registered in your name.

         (B) Begin or stop receiving cash dividends on all or less than all whole shares credited to your Plan account.

         EVEN IF YOU STOP REINVESTING CASH DIVIDENDS ON ALL SHARES REGISTERED IN YOUR NAME AND/OR CREDITED TO YOUR PLAN ACCOUNT, YOU MAY CONTINUE TO MAKE CASH INVESTMENTS.

27.      HOW DO PARTICIPANTS CHANGE THEIR INVESTMENT OPTIONS?

         Participants may change their investment options at any time by completing the account correspondence stub attached to their statement of account, or by submitting a written request to the Plan Administrator. Changes will become effective as soon as practicable after they are received.

28.      HOW DO EMPLOYEE PARTICIPANTS CHANGE OR DISCONTINUE THEIR PAYROLL
         DEDUCTIONS?

         The amount of payroll deductions can be changed or stopped at any time by written notice to Investor Relations using the Payroll Deduction Authorization Card. Changing or discontinuing deductions will become effective as soon as practicable.

29.      MAY EMPLOYEES STOP THEIR PAYROLL DEDUCTIONS AND STILL PARTICIPATE IN
         THE PLAN?

         Yes. Employees who stop their payroll deductions may leave their shares in the Plan. The Plan Administrator will continue to maintain the shares in employees' Plan accounts unless otherwise instructed. These employees may also continue to make cash investments.

WITHDRAWING FROM THE PLAN

30.      MAY PARTICIPANTS WITHDRAW ALL OR A PORTION OF THEIR SHARES FROM THE
         PLAN?

         Yes. The Plan is entirely voluntary and Participants may withdraw all or a portion of their shares at any time. You may request that a certificate be issued or that your shares be sold and the cash proceeds forwarded to you.

         PARTICIPANTS WITHDRAWING ALL OF THEIR SHARES FROM THE PLAN AUTOMATICALLY TERMINATE THEIR PARTICIPATION IN THE PLAN. HOWEVER, ANY ELIGIBLE SHAREHOLDER, NON-SHAREHOLDER RESIDENT OF THE STATE OF FLORIDA, OR EMPLOYEE OF THE COMPANY OR ITS SUBSIDIARIES MAY ELECT TO RE-ENROLL AT ANY TIME.

31.     HOW DO PARTICIPANTS WITHDRAW ALL OR A PORTION OF THEIR SHARES FROM THE
        PLAN?

        In order to withdraw from the Plan, Participants must notify the Plan Administrator in writing at the address shown in Question 4. Written notice may also be provided by completing the reverse side of the account correspondence stub of the statement of account.

        If Participants' requests are for partial withdrawals, the Participants must specify that the Plan Administrator issue a certificate for, or instruct the Independent Agent to sell, any number of whole shares credited to their Plan account.

        If Participants' requests are for full withdrawals, the Participants must specify that the Plan Administrator issue a certificate for, or instruct the Independent Agent to sell, all of the whole shares credited to their Plan account (see Question 32).

        If Participants' requests are for their shares to be sold, the Plan Administrator will place a market order with the Independent Agent to sell those shares as soon as practicable after receiving the requests. The Participants will receive the proceeds of the sale less any brokerage commission and any other fees as soon as practicable.

        If Participants' requests for a full (but not partial) withdrawal are received by the Plan Administrator on or after a Dividend Record Date for a dividend payment, such requests will be processed as soon as practicable after the records have been balanced for payment of the dividend and such dividend has been reinvested in the participants' accounts. Requests for partial withdrawals received on or after a Dividend Record Date for a dividend payment will be processed in the usual manner.

32. WHAT HAPPENS TO A FRACTIONAL SHARE WHEN PARTICIPANTS TERMINATE THEIR PLAN ACCOUNTS?

        When Participants terminate their Plan accounts, a cash payment representing any fractional share will be mailed directly to them as soon as practicable. For Participants selling whole shares and fractional shares, the price of the fractional share will be based upon the same price received for the whole shares.

        For Participants receiving a certificate, the fractional share price will be determined based upon the average of the high and low sales prices for the Company's Common Stock based on the New York Stock Exchange Composite Transactions on the date of termination.

INCOME TAXES

33.     WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
        PLAN?

        In general, Participants in the Plan have the same federal income tax obligations with respect to their dividends as do shareholders who are not Participants. This means that dividends reinvested under the Plan are taxable as having been received even though the Participants did not actually receive them in cash but, instead, used them to purchase additional shares under the Plan.

        The Internal Revenue Service ruled with respect to a plan similar to the Company's Plan that the full fair market value of shares purchased with reinvested cash dividends is taxable as dividend income to the Participants.

        The tax basis of newly issued shares acquired through reinvested cash dividends, cash investments and payroll deductions is equal to the fair market value of the Common Stock on the day the shares are purchased. The fair market value for these shares is determined by calculating 100% of the average of the high and low sales prices based on the New York Stock Exchange Composite Transactions on the purchase date.

        The tax basis of shares acquired in the open market is equal to the purchase price per share (including brokerage commissions and other fees). The purchase price is determined by calculating the weighted average price at which the Independent Agent acquires the shares.

        The holding period for the shares acquired under the Plan commences the day after the applicable purchase date.

        FOR FURTHER INFORMATION AS TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN, YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR.

34.     WHAT PROVISIONS ARE MADE FOR FOREIGN SHAREHOLDERS?

        In the case of foreign shareholders who have elected to reinvest cash dividends and whose cash dividends are subject to United States income tax withholding, an amount equal to the cash dividends less the amount of tax required to be withheld will be applied to the purchase of shares of Common Stock.

        Cash investments received from foreign shareholders must be in United States currency and will be invested in the same manner as investments from other Participants.

OTHER INFORMATION

35. IF A PARTICIPANT HAS CERTIFICATED SHARES OF COMMON STOCK, AND HAS BEEN REINVESTING DIVIDENDS ON THOSE SHARES AS NEW SHARES HELD UNDER THE PLAN, WHAT HAPPENS TO THE PLAN SHARES WHEN THE PARTICIPANT SELLS OR TRANSFERS ALL OF THE CERTIFICATED SHARES?

        If Participants dispose of all certificated shares of Common Stock registered in their names, the Plan Administrator will continue to maintain the shares in their Plan accounts unless otherwise instructed.

36. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT, OR HAS A RIGHTS OFFERING?

        Any shares of Common Stock distributed by the Company as a stock dividend on shares credited to your Plan account, or on any split of these shares, will be credited to your Plan account. In a rights offering, your entitlement will be based on your holdings, including those credited to your Plan account. Rights from a rights offering applicable to shares credited to your Plan account, however, will be sold by the Plan Administrator. The proceeds will be credited to your Plan account and applied as a cash investment to purchase shares of Common Stock on the next Investment Date.

        Participants wishing to be in a position to exercise such rights may withdraw shares credited to their Plan accounts as described under Question 31 above.

37.     HOW WILL SHARES HELD UNDER THE PLAN BE VOTED AT MEETINGS OF
        SHAREHOLDERS?

        For each meeting of shareholders, you will receive a proxy which will enable you to vote shares registered in your name and also shares credited to your Plan account.

                                    LEGALITY

        Certain matters relating to the legality of the Common Stock offered hereby will be passed upon for the Company by Kenneth E. Armstrong, Esq., Vice President and General Counsel of the Company.

                                     EXPERTS

        The consolidated financial statements and schedule of Florida Progress Corporation and subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The statements made herein and in the documents incorporated herein by reference that relate to matters of law or express legal conclusions are made on the authority of Kenneth E. Armstrong, Esq., Vice President and General Counsel of the Company, as an expert, and are included herein on the authority of such counsel.

================================================================================

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................  2

Incorporation of Certain Documents by
  Reference................................................................  2

The Company................................................................  3

Use of Proceeds............................................................  3

Description of the Plan....................................................  4

Legality...................................................................  15

Experts....................................................................  15

                             -----------------------

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  4400-PROS-98

                                     [LOGO]

                           A LOW-COST INVESTMENT PLAN
                                      FROM
                          FLORIDA PROGRESS CORPORATION

                                 --------------

                                  COMMON STOCK
                               (WITHOUT PAR VALUE)

                                   -----------

                                   PROSPECTUS

                               DATED JUNE __, 2000

================================================================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SEC registration fee ......................................   $ 6,291
         Accounting fees and expenses...............................    10,000*
         Legal fees and blue sky expenses ..........................    10,000*
         Transfer agent fees and expenses ..........................     5,000*
         Miscellaneous .............................................     3,709*
         Total .....................................................   $35,000*
         ------------
         * Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, provided certain standards are met, including that such officer or director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including the appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and provided further that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article XI of the Company's By-laws provides that the Company shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.

         The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

ITEM 16. EXHIBITS.

4.(a)*   -     Restated Articles of Incorporation, as amended, of Florida
               Progress Corporation. (Filed as Exhibit 3(a) to the Company's
               Annual Report on Form 10-K for the year ended December 31, 1991 as filed with the SEC (File No. 1-8349) on March 30, 1992.)

4.(b)*   -     Shareholder Rights Agreement, dated as of November 21, 1991, between the Company and Manufacturers Hanover Trust Company, with form of Rights Certificate attached thereto as Exhibit A. (Filed as Exhibit 4(a) to the Company's Form 8-K dated November 21,
               1991, as filed with the SEC (File No. 1-8349) on November 27,
               1991.)

4.(c)*   -     Amendment dated February 20, 1997, to Shareholder Rights
               Agreement dated November 21, 1991, between Florida Progress and
               The First National Bank of Boston. (Filed as Exhibit 4(a) to the
               Company's Form 10-K for the year ended December 31, 1996, as filed with the SEC (File No. 1-8349) on March 27, 1997.)

4.(d)*   -     Second Amendment to Shareholder Rights Agreement, dated as of
               August 22, 1999, between the Company and BankBoston, N.A.
               (Incorporated by reference to Exhibit 4 to the Company's Form 8-K dated August 30, 1999, as filed with the Securities and Exchange
               Commission on August 30, 1999.)

4.(e)*   -     Amended Articles of Incorporation, as amended, of Florida Power
               Corporation ("Florida Power"). (Filed as Exhibit 3(a) to the
               Florida Power Annual Report on Form 10-K for the year ended
               December 31, 1991 as filed with the SEC (File No.
               1-3274) on March 30, 1992.)

4.(f)*   -     Indenture, dated as of January 1, 1944 (the "Indenture"), between
               Florida Power and Guaranty Trust Company of New York and The
               Florida National Bank of

               Jacksonville, as Trustees. (Filed as Exhibit B-18 to Florida Power's Registration Statement on Form A-2 (No. 2-5293) filed with the SEC on January 24, 1944.)

4.(g)*   -     Seventh Supplemental Indenture, dated as of July 1, 1956,
               between Florida Power and Guaranty Trust Company of New York and
               The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture.
               (Filed as Exhibit 4(b) to Florida Power's Registration Statement on Form S-3 (No. 33-16788) filed with the SEC on September 27,
               1991.)

4.(h)*   -     Eighth Supplemental Indenture, dated as of July 1, 1958,
               between Florida Power and Guaranty Trust Company of New York and
               The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture.
               (Filed as Exhibit 4(c) to Florida Power's Registration Statement on Form S-3 (No. 33-16788) filed with the SEC on September 27,
               1991.)

4.(i)*   -     Sixteenth Supplemental Indenture, dated as of February 1, 1970, between Florida Power and Morgan Guaranty Trust Company of New
               York and The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(d) to Florida Power's Registration
               Statement on Form S-3 (No. 33-16788) filed with the SEC on
               September 27, 1991.)

4.(j)*   -     Twenty-Ninth Supplemental Indenture dated as of September 1,
               1982, between Florida Power and Morgan Guaranty Trust Company of
               New York and Florida National Bank, as Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(c) to Florida Power's Registration Statement on Form
               S-3 (No. 2-79832) filed with the SEC on September 17, 1982.)

4.(k)*   -     Thirty-Eighth Supplemental Indenture dated as of July 25, 1994, between Florida Power and First Chicago Trust Company of New
               York, as successor Trustee, Morgan Guaranty Trust Company of New
               York, as resigning Trustee, and First Union National Bank of
               Florida, as resigning Co-Trustee, with reference to confirmation of First Chicago Trust Company of New York as successor Trustee under the Indenture. (Filed as Exhibit 4.(f) to Florida Power's
               Registration Statement on Form S-3 (No. 33-55273) filed with the
               SEC on August 29, 1994.)

4.(l)*   -     Specimen Common Stock certificate of the Company. (Filed as
               Exhibit 4.(j) to the Company's Registration Statement on Form S-3
               (No. 33-56873) filed with the SEC on December 15, 1994.)

5        -     Opinion of Kenneth E. Armstrong, Esq. regarding the legality of the Common Stock to be issued.

23.(a)   -     Consent of KPMG LLP, independent certified public accountants.

23.(b)   -     Consent of Kenneth E. Armstrong is contained in his opinion filed as Exhibit 5.

24       -     Powers of Attorney are included on the signature page of this
               Registration Statement.
--------
*Previously filed and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 14th day of June, 2000.

                                         FLORIDA PROGRESS CORPORATION

                                         By: /s/ Richard Korpan
                                         --------------------------------------
                                         Richard Korpan, Chairman of the Board,
                                         President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Florida Progress Corporation (the "Company"), a Florida corporation, for himself or herself and not for one another, does hereby constitute and appoint Kenneth E. Armstrong, Pamela A. Saari and Douglas E. Wentz, and each of them, a true and lawful attorney in fact in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments, including post-effective amendments, to this registration statement with respect to the proposed issuance, sale and delivery by the Company of shares of its Common Stock pursuant to the Progress Plus Stock Plan, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys in fact and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                                  Title                        Date
              ---------                                  -----                        ----
(i)   /s/ Richard Korpan                     Chairman, President,                June 14, 2000
      ----------------------------           Chief Executive Officer
      Richard Korpan                         and Director
      Principal Executive Officer

(ii)  /s/ Edward W. Moneypenny               Senior Vice President and           June 14, 2000
      ----------------------------           Chief Financial Officer
      Edward W. Moneypenny
      Principal Financial Officer

(iii) /s/ John Scardino, Jr.                 Vice President and Controller       June 14, 2000
      ----------------------------
      John Scardino, Jr.
      Principal Accounting Officer

(iv)  A majority of the Directors, including (i) above:

         Signature                         Title                       Date
        ---------                          -----                       ----
/s/ Willard D. Frederick, Jr.            Director                 June 14, 2000
-----------------------------
Willard D. Frederick, Jr.

/s/ Michael P. Graney                    Director                 June 14, 2000
-----------------------------
Michael P. Graney

/s/ Clarence V. McKee                    Director                 June 14, 2000
-----------------------------
Clarence V. McKee

/s/ Vincent J. Naimoli                   Director                 June 14, 2000
-----------------------------
Vincent J. Naimoli

/s/ Richard A. Nunis                     Director                 June 14, 2000
-----------------------------
Richard A. Nunis

/s/ Joan D. Ruffier                      Director                 June 14, 2000
-----------------------------
Joan D. Ruffier

/s/ Robert T. Stuart, Jr.                Director                 June 14, 2000
-----------------------------
Robert T. Stuart, Jr.

/s/ Jean Giles Wittner                   Director                 June 14, 2000
-----------------------------
Jean Giles Wittner

                                  EXHIBIT INDEX

4.(a)*   -     Restated Articles of Incorporation, as amended, of the Company.
               (Filed as Exhibit 3(a) to the Company's Annual Report on Form
               10-K for the year ended December 31, 1991 as filed with the SEC
               (File No. 1-8349) on March 30, 1992.)

4.(b)*   -     Shareholder Rights Agreement, dated as of November 21, 1991, between the Company and Manufacturers Hanover Trust Company, with form of Rights Certificate attached thereto as Exhibit A. (Filed as Exhibit 4(a) to the Company's Form 8-K, dated (date of event reported) November 21, 1991, as filed with the SEC (File No.
               1-8349) on November 27, 1991.)

4.(c)*   -     Amendment dated February 20, 1997, to Shareholder Rights
               Agreement dated November 21, 1991, between Florida Progress and
               The First National Bank of Boston. (Filed as Exhibit 4(a) to the
               Company's Form 10-K for the year ended December 31, 1996, as filed with the SEC (File No. 1-8349) on March 27, 1997.)

4.(d)*   -     Second Amendment to Shareholder Rights Agreement, dated as of
               August 22, 1999, between the Company and BankBoston, N.A.
               (Incorporated by reference to Exhibit 4 to the Company's Form 8-K dated August 30, 1999, as filed with the Securities and Exchange
               Commission on August 30, 1999.)

4.(e)*   -     Amended Articles of Incorporation, as amended, of Florida Power
               Corporation ("Florida Power"). (Filed as Exhibit 3(a) to the
               Florida Power Annual Report on Form 10-K for the year ended
               December 31, 1991 as filed with the SEC (File No. 1-3274) on
               March 30, 1992.)

4.(f)*   -     Indenture, dated as of January 1, 1944 (the "Indenture"), between
               Florida Power and Guaranty Trust Company of New York and The
               Florida National Bank of Jacksonville, as Trustees. (Filed as
               Exhibit B-18 to Florida Power's Registration Statement on Form
               A-2 (No. 2-5293) filed with the SEC on January 24, 1944.)

4.(g)*   -     Seventh Supplemental Indenture, dated as of July 1, 1956, between
               Florida Power and Guaranty Trust Company of New York and The
               Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture.
               (Filed as Exhibit 4(b) to Florida Power's Registration Statement on Form S-3 (No. 33-16788) filed with the SEC on September 27,
               1991.)

4.(h)*   -     Eighth Supplemental Indenture, dated as of July 1, 1958, between
               Florida Power and Guaranty Trust Company of New York and The
               Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture.
               (Filed as Exhibit 4(c) to Florida Power's Registration Statement on Form S-3 (No. 33-16788) filed with the SEC on September 27,
               1991.)

4.(i)*   -     Sixteenth Supplemental Indenture, dated as of February 1, 1970, between Florida Power and Morgan Guaranty Trust Company of New
               York and The Florida National Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(d) to Florida Power's Registration
               Statement on Form S-3 (No. 33-16788) filed with the SEC on
               September 27, 1991.)

4.(j)*   -     Twenty-Ninth Supplemental Indenture dated as of September 1,
               1982, between Florida Power and Morgan Guaranty Trust Company of
               New York and Florida National Bank, as Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(c) to Florida Power's Registration Statement on Form
               S-3 (No. 2-79832) filed with the SEC on September 17, 1982.)

4.(k)*   -     Thirty-Eighth Supplemental Indenture dated as of July 25, 1994, between Florida Power and First Chicago Trust Company of New
               York, as successor Trustee, Morgan Guaranty Trust Company of New
               York, as resigning Trustee, and First Union National Bank of
               Florida, as resigning Co-Trustee, with reference to confirmation of First Chicago Trust Company of New York as successor Trustee under the Indenture. (Filed as Exhibit 4.(f) to Florida Power's
               Registration Statement on Form S-3 (No. 33-55273) filed with the
               SEC on August 29, 1994.)

4.(l)*   -     Specimen Common Stock certificate of the Company. (Filed as
               Exhibit 4.(j) to the Company's Registration Statement on Form S-3
               (No. 33-56873) filed with the SEC on December 15, 1994.)

5.       -     Opinion of Kenneth E. Armstrong, Esq. regarding the legality of the Common Stock to be issued.

23.(a)   -     Consent of KPMG LLP, independent certified public accountants.

23.(b)   -     Consent of Kenneth E. Armstrong, Esq. is contained in his opinion filed as Exhibit 5.

24       -     Powers of Attorney are included on the signature page of this
               Registration Statement.

--------------

* Previously filed and incorporated herein by reference.